Exhibit 99.1

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

TRANS-INDIA ACQUISITION CORPORATION

PURPOSE:

The purpose of the Audit Committee of the Board of Directors (the “Board”) of Trans-India Acquisition Corporation (the “Company”) shall be to assist the Board in fulfilling its oversight and monitoring responsibilities in specifically designated areas as enumerated below, primarily involving corporate accounting and financial reporting processes, the periodic public release of financial results, the periodic filing of financial reports with the Securities and Exchange Commission (the “SEC”), audits of the financial statements of the Company, and the qualifications, independence and performance of the independent auditors, along with such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board, with one member elected by the Board to serve as Chairman. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

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Each member will be an independent director, as defined in (i) Section 121(A) and Section 121(B)(2) of the American Stock Exchange Company Guide (the “AMEX Company Guide”), (ii) Section 10A of the Securities Exchange Act of 1934, as amended, and Rule 10A-3 thereunder;

•	No member may have participated in the preparation of the financial statements of the Company at any time during the preceding three years;

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Each member will be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, in accordance with Section 121(B)(2) of the AMEX Company Guide;

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At least one member (who may also serve as the “audit committee financial expert”) who is financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, as set forth in Section 121(B)(2) of the AMEX Company Guide; and

•	At least one member will be an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K

•	No member may, simultaneous with his/her service on the Company’s Audit Committee, also be a member of more than two other audit committees of other companies with publicly-traded securities.

RESPONSIBILITIES:

While the Audit Committee has the oversight responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or quarterly reviews, to opine as to the existence and effectiveness of internal accounting controls, or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

In fulfilling its responsibilities enumerated below, the Board believes that the Audit Committee should remain flexible in its practices and procedures in order to react to changing conditions and circumstances. While specific responsibilities of the Audit Committee are described in detail below, the Board believes that the Audit Committee’s primary function is more generic: to maintain free and open communications among the Audit Committee, financial management of the Company and the independent auditors of the Company, with each party aware of its responsibilities, and to take appropriate actions to establish and monitor the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The responsibilities of the Audit Committee shall include:

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Pre-approving audit and non-audit services to be provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to appoint or replace the independent auditors and to approve all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

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Overseeing the work of the independent auditors (including resolving any disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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Reviewing the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence, presenting this statement to the Board, and to the extent there are relationships, monitoring and investigating them; (iii) ascertaining that the independent audit firm has a process in place to assure the rotation of the lead audit partner and other partners serving the Company in accordance with applicable SEC requirements; (iv) reviewing the results of the independent audit firm’s peer review conducted every three years; (v) discussing with the Company’s independent auditors the financial statements and audit findings, including the appropriateness and acceptability of the accounting principles and disclosures made in the financial statements, management judgments and accounting estimates, any significant adjustments proposed by the auditors, any disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (vi) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with applicable SEC requirements;

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Reviewing with the independent auditors and Company accounting and financial personnel the nature and adequacy of the Company’s system of internal accounting and financial controls, including reviewing management’s and the independent auditors’ process for documenting and assessing the effectiveness of internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act, including any significant deficiencies or material weaknesses identified;

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Reviewing with the independent auditors the characterization of deficiencies in internal control over financial reporting and any differences between management’s assessment of identified deficiencies and the independent auditors’, including discussing with management its remediation plan with respect to internal control deficiencies; determining that the disclosures describing any identified material weaknesses and management’s remediation plans are clear and complete.

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Reviewing with management and the independent auditors any substantive changes in the system of internal accounting controls over financial reporting that are contemplated to materially affect or are reasonably likely to materially affect the Company’s internal procedures and controls over financial reporting (e.g., implementation of a new information processing system);

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Reviewing before release the disclosure regarding the Company’s system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

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Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using applicable professional standards and procedures for conducting such reviews, and reviewing with management and the independent auditors the results, findings and recommendations of such quarterly reviews prior to release of the Company’s unaudited quarterly operating results in any public announcement;

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Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the disclosures made in Management’s Discussion and Analysis, prior to filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

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Recommending to the Board that the annual audited financial statements as prepared by management and the report of the independent auditors on such financial statements be included in the Company’s Annual Report to be filed on Form 10-K;

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Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities and providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC;

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Approving and reviewing on a periodic basis the Company’s policies and procedures for ensuring compliance with the Company’s (i) code of ethics for senior financial officers and other employees and (ii) code of conduct, including reviewing with management its periodic evaluation of the effectiveness of programs that management has established to monitor compliance with such codes;

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Establishing and reviewing the hiring policies of the Company with respect to employees or former employees of the independent audit firm to determine that they meet applicable SEC and stock exchange regulations;

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Reviewing and approving in advance any potential conflicts-of-interests and proposed related party transactions, including discussion with management of the business rationale for the transaction, fairness of the terms to the Company and the appropriateness and completeness of disclosures that will be made;

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Establishing procedures for receiving, retaining and investigating complaints received by the Company regarding accounting, financial reporting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees having concerns regarding questionable accounting, financial reporting or auditing matters;

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If necessary, after consultation with the Chairman of the Board of the Company, instituting special investigations into matters within the scope of the Audit Committee’s responsibilities with full access to all books, records, facilities and personnel of the Company; and

•	Reviewing its own charter, structure, processes and membership requirements.

INTERNAL AUDIT FUNCTION:

Neither Company senior management nor the Board believes that an internal audit function is warranted or cost justified at the present time, given the Company’s current size and scope of operations. However, as the Company grows and in the event that the nature of its operations changes and/or becomes substantially more complex, the Audit Committee shall periodically review, in consultation with senior management and the independent auditors, whether an internal audit function (performed by either an outside firm or Company personnel) would be beneficial. In the event that the Audit Committee reaches such a conclusion, it shall draft an amendment to this Charter setting forth the duties of the internal audit function and the Audit Committee’s oversight responsibilities with respect thereto, for presentation to and approval by the Board.

MEETINGS:

The Audit Committee will meet at least four times each year on a quarterly basis. The Audit Committee shall establish its own schedule for quarterly meetings, which the Chairman of the Audit Committee will provide to the Chairman of the Board in advance. In addition, the Chairman of the Board or the Chairman of the Audit Committee may call a meeting of the Audit Committee at any time when he/she believes that circumstances warrant such a meeting. The Chairman of the Audit Committee shall establish and distribute in advance the agenda for any and all meetings. The Chairman of the Audit Committee shall preside at all sessions of the Audit Committee or, in his/her absence, another Audit Committee member may be selected to preside.

Formal action to be taken by the Audit Committee shall be by unanimous written consent or by the affirmative vote of a majority of the Audit Committee members present (in person or by conference telephone) at a meeting in which a quorum is present. A quorum shall consist of at least one-half of the members of the Audit Committee. A non-management member of the Board may attend a meeting of the Audit Committee as an invited guest, but shall not be counted in determining the presence of a quorum and shall not be entitled to vote.

The Audit Committee will meet separately with the Chief Executive Officer and the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. Among the items to be discussed in these executive sessions with management are management’s opinions as to the effectiveness of the audit or quarterly review process and their evaluation of the lead partner and other personnel of the independent audit firm. The Audit Committee will meet separately with the independent auditors of the Company on a quarterly basis, at such times as it deems appropriate. Among the items to be discussed in these executive sessions with the independent auditors are the auditors’ evaluation of Company accounting and financial personnel and the level of cooperation received by the auditors from Company personnel. While the Audit Committee is not required to provide a written report of such private executive sessions, it is incumbent upon the Chairman of the Audit Committee to communicate on a timely basis to the Chairman of the Board any material concerns or material issues arising from such sessions.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be prepared and approved by the Audit Committee on a timely basis and then be transmitted to the Chairman of the Board and to the Company Secretary to be filed with the minutes of the meetings of the Board.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Chairman of the Audit Committee will summarize its activities and significant findings in periodic reports to the Board as may be appropriate, as and when requested by the Chairman of the Board.

COMPENSATION:

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to perform various actions on behalf of the full committee, provided such pre-approval decision is presented to and agreed in advance by the full Audit Committee.

GENERAL:

In carrying out its tasks under this Charter, the Audit Committee may obtain such outside or other professional advice, including independent counsel, at the Company’s expense as it considers necessary to carry out its duties.

This Charter may from time-to-time be amended, subject to approval by the Board.